SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HALLMARK FINANCIAL SERVICES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HALLMARK FINANCIAL SERVICES, INC.

777 Main Street, Suite 1000

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 29, 2015

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) will be held in the Training Center on Concourse Level at 777 Main Street, Fort Worth, Texas, at 10:00 a.m., Central Daylight Time, on Friday, May 29, 2015, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To conduct an advisory vote approving the Company’s compensation of its named executive officers;

3.	To approve the 2015 Long Term Incentive Plan of the Company; and

4.	To transact such other business that may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 2, 2015, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders of the Company are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CECIL R. WISE

Cecil R. Wise, Secretary

Dated: May 8, 2015

Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed proxy card or voting instruction card. If you attend the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held on May 29, 2015

The 2015 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2014 are available at http://www.hallmarkgrp.com/investor_information/17/annual-report-and-proxy-statement.

HALLMARK FINANCIAL SERVICES, INC.

777 Main Street, Suite 1000

Fort Worth, Texas 76102

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 29, 2015

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), to be voted at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 29, 2015, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), and at any adjournment thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted FOR the election of each of the nominees for director, FOR the approval of the Say-On-Pay Resolution (defined below), FOR the approval of the 2015 Long Term Incentive Plan and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

Submitting a proxy will not affect a shareholder’s right to vote in person at the Annual Meeting. Any shareholder who gives a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed on a later date, or by making a written request in person at the Annual Meeting that the proxy be returned. However, mere attendance at the Annual Meeting will not revoke the proxy.

All expenses of preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or in person. Such officers and employees who solicit proxies will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares they hold, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in forwarding these materials.

The principal executive offices of the Company are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102. The Company's mailing address is the same as that of its principal executive offices.

This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about May 8, 2015. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2014, is enclosed herewith. Such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

PURPOSES OF THE MEETING

At the Annual Meeting, the shareholders of the Company will consider the following matters:

1.	Election of four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	An advisory vote on a resolution approving the Company’s compensation of its executive officers (the “Say-On-Pay Resolution”);

3	Approval of the 2015 Long Term Incentive Plan of the Company; and

4.	Such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 2, 2015 (the “Record Date”). On the Record Date, there were 19,218,388 shares of common stock of the Company, par value $0.18 per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the shares of Common Stock actually voted will be required for approval of the Say-On-Pay Resolution, the 2015 Long Term Incentive Plan and all other matters to come before the Annual Meeting.

Abstentions and broker non-votes will be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. Pursuant to the Bylaws of the Company, abstentions and broker non-votes will not be counted in determining the number of shares voted on any matter. Therefore, abstentions and broker non-votes will have no effect on the election of directors or the approval of any other matter submitted to a vote of the shareholders at the Annual Meeting.

ELECTION OF DIRECTORS

(Item 1)

At the Annual Meeting, four directors will be elected for a term expiring at the 2016 annual meeting of the Company’s shareholders or when their successors are elected and qualify. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

The Board has proposed the following slate of nominees for election as directors at the Annual Meeting. None of the nominees was selected on the basis of any special arrangement or understanding with any other person. None of the nominees bears any family relationship to any other nominee or to any executive officer of the Company. The Board has determined that all of its nominees other than Mark E. Schwarz meet the current independence requirements of The Nasdaq Stock Market (“Nasdaq”).

In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of each nominee named below. Each nominee has accepted nomination and agreed to serve if elected. If any nominee becomes unable to serve before election, shares represented by proxy may be voted for the election of a substitute nominee designated by the Board.

The Board recommends a vote FOR election of each nominee below.

Name	Age	Director Since	Current Position(s) with the Company

Mark E. Schwarz	54	2001	Director and Executive Chairman

Scott T. Berlin	45	2001	Director

James H. Graves	66	1995	Director

Jim W. Henderson	68	2009	Director

Mark E. Schwarz was elected Executive Chairman of the Company in August, 2006. He served as Chief Executive Officer of the Company from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006. Since 1993, Mr. Schwarz has indirectly controlled Newcastle Partners, L.P., a private investment firm. Mr. Schwarz presently serves as Chairman of the boards of directors of Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants; and Wilhelmina International, Inc., a model management and talent representation company. Mr. Schwarz is also presently a director of SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. Within the past five years, Mr. Schwarz has served as a director of Bell Industries, Inc., a company primarily engaged in providing computer systems integration services; and MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records. He also serves as a director of various privately held companies. The Board believes that Mr. Schwarz should serve as a director of the Company due to his extensive business and investment expertise, broad director experience and significant direct and indirect shareholdings in the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Scott T. Berlin is a Managing Director and principal of Brown, Gibbons, Lang & Company, an investment banking firm serving middle market companies. His professional activities are focused on the corporate finance and mergers/acquisitions practice. Prior to joining Brown, Gibbons, Lang & Company in 1997, Mr. Berlin was a lending officer in the Middle Market Group at The Northern Company. The Board believes that Mr. Berlin should serve as a director of the Company due to his general background in investment banking and his particular experience in advising public and private companies and their boards in merger, acquisition and financing transactions.

James H. Graves has served as Managing Director and Partner of Erwin, Graves & Jones, LP, a management consulting firm, since 2002.  He has also served as Chairman and a director of Medaxion, Inc., a healthcare technology company providing real-time anesthesia intelligence solutions, since 2010; and as a director and partner of BankCap Partners, a private equity firm focused on the U.S. financial services sector, since 2006.  From 2002 until 2006, Mr. Graves was a director, Vice Chairman and Chief Operating Officer of Detwiler, Mitchell & Co., a securities research firm.  Prior to 2002, he served as a senior executive in Dean Witter Reynolds Investment Banking Division and as the Chief Operating Officer of J.C. Bradford & Company.  Mr. Graves also presently serves as a director of Cash America International, Inc., a company operating pawn shops and jewelry stores; and TriState Capital Holdings, Inc., a bank holding company. He also serves as a director of various privately held companies. The Board believes Mr. Graves should serve as a director due to his executive leadership and management experience in several businesses, including large corporations and businesses within the financial services industry, his over 30 years of experience analyzing financial statements and his experience as a director of both private and public companies, including his service as chairman of the audit committee of another public company.

Jim W. Henderson became Chairman and Chief Executive Officer of AssuredPartners, Inc., a middle market insurance brokerage firm, in 2011. Mr. Henderson was previously employed by Brown & Brown, Inc., a diversified insurance agency and wholesale broker, as Vice Chairman and Chief Operating Officer since 2008, as President and Chief Operating Officer from 2002 to 2008, as Executive Vice President from 1995 to 2002, as Senior Vice President from 1993 to 1995, as Senior Vice President of a predecessor corporation from 1989 to 1993, and as Chief Financial Officer of such predecessor from 1985 to 1989. He also served as a director of Brown & Brown from 1993 to 2011. Previously, Mr. Henderson had served as Senior Vice President, Chief Financial Officer and Treasurer of Ormond Reinsurance Group from 1975 to 1985. The Board believes that Mr. Henderson should serve as a director of the Company due to his extensive knowledge of and significant executive experience in the property and casualty insurance industry, as well as his prior experience as a director of a public company.

ADVISORY VOTE ON SAY-ON-PAY RESOLUTION

(Item 2)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-21 promulgated by the Securities and Exchange Commission (“SEC”) thereunder, require the Company to (i) at least once every three years, present to the shareholders a non-binding, advisory vote on a resolution approving the compensation of certain executive officers, and (ii) at least once every six years, present to the shareholders a non-binding, advisory vote on the frequency of future resolutions to approve executive compensation. In accordance with the majority vote at the Company’s 2011 Annual Meeting of Shareholders, the Board has determined to provide the shareholders an opportunity to approve executive compensation every year. Accordingly, at the 2015 Annual Meeting the Board will submit to the shareholders for a non-binding, advisory vote the following Say-On-Pay Resolution:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2015 Proxy Statement, including the compensation tables and narrative discussion.”

The advisory vote on the Say-On-Pay Resolution is intended to address the overall compensation of the Company’s executive officers rather than any specific element or amount of compensation. This advisory vote on the Say-On-Pay Resolution is not binding on the Board or the Company. However, the Compensation Committee will take into account the results of the advisory vote on the Say-On-Pay Resolution when considering future executive compensation arrangements.

The Board recommends a vote FOR approval of the Say-On-Pay Resolution.

A vote on the frequency of future such resolutions to approve executive compensation will be submitted to the shareholders not later than the 2017 Annual Meeting of Shareholders.

APPROVAL OF 2015 LONG TERM INCENTIVE PLAN

(Item 3)

On April 10, 2015, the Board unanimously adopted the Hallmark Financial Services, Inc. 2015 Long Term Incentive Plan (the “2015 LTIP”), subject to shareholder approval. The Board believes that the 2015 LTIP will benefit the Company by authorizing a variety of long term incentive compensation arrangements that may be used to attract, retain and reward high quality directors, officers and employees of the Company and its subsidiaries. The Board believes that this arrangement will further align the interests of directors, officers and eligible employees with those of the Company’s shareholders.

The 2015 LTIP will become effective on the calendar day immediately following the date that the 2015 LTIP is approved by the shareholders of the Company. If the 2015 LTIP is approved by the shareholders, it will terminate on the tenth anniversary of its effective date. The 2015 Plan will succeed the Company’s existing 2005 Long Term Incentive Plan (the “2005 LTIP”) which expires by its terms on May 27, 2015.

The Board recommends a vote FOR the approval of amendment of the 2015 LTIP.

Description of the 2015 LTIP

The description of the 2015 LTIP set forth below is a summary of its principal features. However, this summary does not purport to be a complete description of all of the provisions of the 2015 LTIP and is qualified in its entirety by reference to the full text of the 2015 LTIP, a copy of which is attached hereto as Exhibit A.

Administration. The 2015 LTIP will be administered by the Compensation Committee of the Board. The Compensation Committee will have the authority to grant awards under the 2015 LTIP and to determine the terms and conditions of such awards.

Shares Available. The maximum aggregate number of shares of Common Stock with respect to which options, restricted shares, restricted stock units, and rights granted without accompanying options, may be granted from time to time under the 2015 LTIP is 2,000,000 shares. Shares with respect to which awards are granted may be, in whole or in part, authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired and held in treasury, as the Board from time to time determines. If for any reason (other than the surrender of options or Deemed Options, as defined below, upon exercise of rights) any shares as to which an option has been granted cease to be subject to purchase under the option, or any restricted shares are forfeited, or any shares cease to be issuable with respect to restricted stock units, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or which relate to such restricted shares or restricted stock units, will become available for subsequent awards under the 2015 LTIP.

Eligibility. Awards under the 2015 LTIP may be granted only to persons who are employed by the Company or who are non-employee directors. In determining the employees to whom awards are granted, the number of shares of Common Stock with respect to which each award is granted and the terms and conditions of each award, the Compensation Committee will take into account, among other things, the nature of the employee’s duties and his or her present and potential contributions to the Company’s growth and success. As of December 31, 2014, the Company had approximately 400 eligible employees.

Types of Awards. The following types of awards may be granted under the 2015 LTIP:

•	incentive stock options under Section 422 of the Internal Revenue Code (“IRC”);
•	non-qualified stock options, which are stock options other than incentive stock options;
•	restricted shares;
•	restricted stock units; and
•	rights, either with or without accompanying options.

Awards may be granted on the terms and conditions discussed below. In addition, the Compensation Committee may impose on any award or the exercise thereof such additional terms and conditions as they determine, including performance conditions, terms requiring forfeiture of awards in the event of termination of employment and terms permitting an award holder to make elections relating to his or her award. The Compensation Committee will retain full power and discretion to accelerate or waive any term or condition of an award that is not mandatory under the 2015 LTIP. The term of each award will be for such period as may be determined by the Compensation Committee, but not to exceed ten years.

Unless permitted by the Compensation Committee pursuant to the express terms of an award agreement, awards will generally not be transferable other than by will or the laws of descent and distribution. The Compensation Committee may allow for the transfer of awards prior to an award holder’s death pursuant to a qualified domestic relations order and to certain immediate family members or entities related to an immediate family member even in the absence of a qualified domestic relations order.

Prohibition on Repricing. No award may be repriced, replaced, regranted through cancellation or modified without shareholder approval, except in connection with a change in capitalization of the Company, if the effect would be to reduce the exercise price for shares of Common Stock underlying the award.

Terms and Conditions of Stock Options. The 2015 LTIP authorizes grants of incentive stock options and non-qualified stock options to eligible persons. The exercise price of stock options granted under the 2015 LTIP may vary, but must not be less than the fair market value of the shares as of the grant date. Options may not be exercised as to less than 100 shares of Common Stock (or less than the number of full shares of Common Stock, if less than 100 shares). The Compensation Committee may determine the methods and form of payment for the exercise price of a stock option. Unless otherwise provided, all options become 100% vested when the grantee retires at or after retirement age, the grantee dies or becomes totally and permanently disabled, or a change in control occurs. Prior to 100% vesting, options become exercisable in cumulative installments and upon events as determined by the Compensation Committee.

Terms and Conditions of Restricted Shares. The 2015 LTIP authorizes grants of restricted shares. Restricted shares are shares of Common Stock subject to a restricted period of up to ten years, as determined by the Compensation Committee. Except to the extent set forth in a particular award, a person granted restricted shares will generally have all of the rights of a shareholder, including the right to vote the restricted shares. However, during any period that restricted shares are subject to restrictions imposed by the Compensation Committee, the restricted shares may not be transferred or encumbered by an award holder. Upon termination of employment during the restricted period, restricted shares will be forfeited and reacquired by the Company. The Compensation Committee may determine the time or times at which, and the circumstances under which, any restrictions imposed on restricted shares will lapse and may shorten or waive a restricted period.

Terms and Conditions of Restricted Stock Units. Restricted stock units represent the right to receive shares of the Common Stock upon the satisfaction of vesting requirements, performance criteria and other terms and conditions established by the Compensation Committee. The holders of restricted stock units have no rights as shareholders unless and until all such requirements are satisfied and the shares have been issued. Restricted stock units are subject to a minimum vesting period of twelve consecutive months unless the Compensation Committee provides for accelerated vesting upon the grantee’s retirement at or after retirement age, the grantee’s death or total and permanent disability, or a change in control. The Compensation Committee may also, in its sole discretion, accelerate the vesting of any restricted stock unit at any time. Unless otherwise determined by the Compensation Committee, if an employee to whom restricted stock units have been awarded ceases to be an employee of the Company prior to vesting of all such restricted stock units and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability, or retirement at or after retirement age, the employee immediately forfeits all unvested restricted stock units.

Terms and Conditions of Rights. The 2015 LTIP authorizes awards of primary rights with or without accompanying options or additional rights with accompanying options. A primary right granted without a corresponding option is deemed to have been accompanied by a “Deemed Option.” A Deemed Option serves only to establish the terms and conditions of the primary right, has no value, and cannot be exercised to obtain shares of Common Stock.

A right granted in connection with an option must be granted at the time the option is granted. Each right is subject to the same terms and conditions as the related option or Deemed Option, and is exercisable only to the extent the option or Deemed Option is exercisable. At the time of grant of a primary right not granted in connection with an option, the Compensation Committee will set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option will include all terms and conditions that at the time of grant are required and, in the discretion of the Compensation Committee, may include any additional terms and conditions that at such time are permitted to be included in options granted under the 2015 LTIP.

A primary right entitles the holder to surrender unexercised the related option or Deemed Option (or any portion thereof) and to receive in exchange for each surrendered option, Deemed Option or portion thereof, subject to the provisions of the 2015 LTIP and regulations established by the Compensation Committee, a payment having an aggregate value equal to the excess of the fair market value per share of the Common Stock on the exercise date over the per share exercise price of the option or Deemed Option. Upon exercise of a primary right, payment may be made in the form of cash, shares of Common Stock, or a combination of both, as elected by the holder. Shares of Common Stock paid upon exercise of a primary right will be valued at the fair market value per share of the Common Stock on the exercise date. Cash will be paid in lieu of any fractional share based upon the fair market value per share of the Common Stock on the exercise date. Generally, no payment will be required from the holder upon exercise of a primary right. An additional right entitles the holder to receive, upon the exercise of a related option, a cash payment equal to a percentage of the product determined by multiplying (i) the excess of the fair market value per share of the Common Stock on the date of exercise of the related option over the option price per share at which such option is exercisable, times (ii) the number of shares with respect to which the related option is being exercised.

Amendment and Termination. The Board has the right to amend, suspend or terminate the 2015 LTIP at any time, except that an amendment is subject to shareholder approval if such approval is required to comply with the IRC, the rules of any securities exchange or market system on which the Company’s securities are listed or admitted to trading at the time such amendment is adopted, or any other applicable laws. The Board may delegate to the Compensation Committee all or any portion of such authority. If the 2015 LTIP is terminated, the terms of the 2015 LTIP will, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 2015 LTIP may, without the consent of the grantee to whom an award was granted, adversely affect the rights of such grantee under such award.

Change in Control. Upon the occurrence of a change in control, with respect only to awards held by employees and directors (and their permitted transferees) at the occurrence of the change in control, (1) all outstanding rights and options will immediately become fully vested and exercisable in full, including that portion of any right or option that had not yet become exercisable; (2) the restriction period of any restricted shares will immediately be accelerated and the restrictions will expire; and (3) all restricted stock units will immediately be fully vested. A holder will not forfeit the right to exercise the award during the remainder of the original term of the award because of a change in control or because the holder’s employment is terminated for any reason following a change in control.

Section 16(b) Liability. The Company intends that the grant of any awards to or other transaction by an award recipient who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, will be exempt from liability under Section 16(b) pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such award recipient). Accordingly, if a provision of the 2015 LTIP or any award agreement does not comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, such provision will be deemed amended to the extent necessary to conform to Rule 16b-3 so that the award recipient avoids liability under Section 16(b) of the Exchange Act.

Federal Income Tax Consequences of Awards under the 2015 LTIP

Set forth below is a summary of the federal income tax consequences to award recipients and to the Company as a result of the grant and exercise of awards under the 2015 LTIP. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and IRS rulings in effect on the date hereof. This summary does not discuss any potential foreign, state, or local tax consequences.

Non-Qualified Stock Options and Incentive Stock Options. Option holders will not realize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an option holder will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of the amount of cash and the fair market value of the shares of Common Stock received over the exercise price paid for the shares. An option holder will generally have a tax basis in any shares received upon exercise of a non-qualified stock option that equals the fair market value of such shares on the date of exercise. Subject to the limitations on deductibility discussed below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an option holder under the foregoing rules.

Recipients of incentive stock options will not have taxable income upon the grant or exercise of the incentive stock option. Upon exercise of an incentive stock option, the excess of the fair market value of the shares of Common Stock received over the exercise price will increase the alternative minimum taxable income of the option holder, which may cause the option holder to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the option holder's regular tax liability in a later year to the extent that the option holder's regular tax liability is in excess of the alternative minimum tax for that year. Upon the disposition of shares of Common Stock acquired upon exercise of an incentive stock option that have been held for at least two years from the date of grant and one year from the date of exercise of the incentive stock option, an option holder will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the option holder for the shares. However, if an option holder disposes of shares that have not been held for the requisite holding period (a “disqualifying disposition”), the option holder will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the shares at the time of exercise of the incentive stock option (or, if less, the amount realized in an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the option holder for such shares. An option holder will also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the shares on the exercise date.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless an option holder makes a disqualifying disposition of the shares of Common Stock. If an option holder makes a disqualifying disposition, the Company will then, subject to the limitations on deductibility discussed below, be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by an option holder under the rules described in the preceding paragraph.

Under current rulings, if an option holder transfers previously held shares of Common Stock (other than shares acquired by exercise of an incentive stock option that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a non-qualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the non-qualified stock option or incentive stock option exercise price (although an option holder would still recognize ordinary compensation income upon exercise of a non-qualified stock option in the manner described above). Moreover, that number of shares received upon exercise which equals the number of shares of previously held shares of Common Stock surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares surrendered in satisfaction of the non-qualified stock option or incentive stock option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the option holder, plus the amount of compensation income recognized by the option holder under the rules described above.

Restricted Shares. Generally, a recipient of restricted shares will recognize ordinary compensation income as a result of the receipt of restricted shares in an amount equal to the fair market value of the shares of Common Stock when such shares first cease to be subject to a prohibition on transfer or to a substantial risk of forfeiture. The amount of income realized will be the value of the shares at the date the shares first become transferable or cease to be subject to substantial risk of forfeiture. However, if such a recipient makes a valid election under IRC Section 83(b), the restricted shares will be taxable at the date of receipt of the shares and the recipient will realize ordinary income upon the grant of the restricted shares in an amount equal to the value of the shares without regard to the restrictions on transferability and the risk of forfeiture.

Restricted Stock Units. Recipients of restricted stock units will recognize ordinary compensation income at the time they become entitled to receive Common Stock for their restricted stock units. The amount of income realized will be the fair market value of the Common Stock on the date they become entitled to receive the Common Stock. Recipients of restricted stock units are not entitled to make an election under IRC Section 83(b).

Rights. A holder of a right will not recognize taxable income upon the grant of a right. Upon the exercise of a right, the holder will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of the amount of cash and the fair market value of the shares of Common Stock received over the exercise price (if any). A right holder will generally have a tax basis in any shares received pursuant to the exercise of a right that equals the fair market value of such shares on the date of exercise. Subject to the limitations on deductibility discussed below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a right holder.

An award recipient will be subject to withholding for federal, and any applicable state and local, income taxes at the time the award recipient recognizes income under the rules described above. Subject to the limitations on deductibility discussed below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an award recipient under the foregoing rules.

Limitations on Deductibility. In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company to obtain a deduction for future payments under the 2015 LTIP could also in some circumstances be limited by the golden parachute payment rules of IRC Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, IRC Section 162(m) limits to $1.0 million the deductibility of most compensation paid during a taxable year of the Company to certain executive officers of the Company.

OTHER BUSINESS

(Item 4)

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as they in their discretion may deem appropriate, unless they are directed by the proxy to do otherwise.

BOARD OF DIRECTORS

Leadership Structure and Risk Oversight

Mark E. Schwarz serves as the Executive Chairman of the Company. In such capacity, he functions as both the chairman of the Board and an executive officer with responsibilities for corporate strategy, capital allocation and management of the Company’s investment portfolio. Naveen Anand serves as the President and Chief Executive Officer of the Company but is not a director. The Board believes that this leadership structure is appropriate because it permits Mr. Schwarz to provide Board leadership independent of operational management, while still providing the Company the benefit of his business and investment expertise. As a result, the Board believes that all directors are able to objectively evaluate the management and operations of the Company. The Board also believes that, as a result of his significant beneficial ownership of Common Stock, Mr. Schwarz’s role as Executive Chairman enhances the focus of the Board on building shareholder value. (See, Principal Shareholders and Stock Ownership of Management.)

The Board is responsible for providing general oversight over all of the Company’s strategies, operations and affairs, including its management of risk. The Board and its standing committees regularly discuss material risk exposures, the potential impact of such exposures on the Company and the efforts of management to mitigate the identified risks. The Company has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations. Executive management periodically report on the Company’s risk management policies and practices to the Board and relevant standing committees. The Audit Committee reviews the Company’s major financial risk exposures and a number of operational, compliance and strategic risks, including steps to monitor and manage those risks. The Nomination and Governance Committee also monitors the Company’s corporate governance and certain compliance risks, while the Compensation Committee is primarily responsible for oversight of risks associated with employee relations and compensation strategy. The Board believes that its leadership structure supports the ability of the Board to effectively oversee the risk management policies and procedures of the Company.

Board Composition

The Board is presently composed of Mark E. Schwarz, Scott T. Berlin, James H. Graves and Jim W. Henderson. None of these directors was selected on the basis of any special arrangement or understanding with any other person. None of these directors bears any family relationship to any other director or to any executive officer of the Company. The Board has determined that all of these directors other than Mr. Schwarz meet the current Nasdaq independence requirements. Information concerning the business experience of each of the director nominees is provided under Election of Directors.

Board Committees

Standing committees of the Board of the Company include the Audit Committee, the Nomination and Governance Committee, and the Compensation Committee. Messrs. Berlin, Graves and Henderson presently serve on the standing committees set forth below. Mr. Schwarz does not presently serve on any of these standing committees.

	Audit Committee	Nomination and Governance Committee	Compensation Committee
Scott T. Berlin	X	X	X
James H. Graves	X	X	X
Jim W. Henderson	X		X

Audit Committee. James H. Graves currently serves as chairman of the Audit Committee. The Board has determined that all members of the Audit Committee satisfy the current independence and experience requirements of Nasdaq and the SEC. The Board has also determined that Mr. Graves satisfies the requirements for an “audit committee financial expert” under applicable rules of the SEC and has designated Mr. Graves as its “audit committee financial expert.”

The Audit Committee oversees the conduct of the financial reporting processes of the Company, including (i) reviewing with management and the outside auditors the audited financial statements included in the Company’s Annual Report, (ii) reviewing with management and the outside auditors the interim financial results included in the Company’s quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors. (See, Audit Committee Report.) A copy of the Amended and Restated Audit Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Audit Committee met eight times during 2014.

Nomination and Governance Committee. Scott T. Berlin currently serves as chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for advising the Board about the appropriate composition of the Board and its committees, identifying and evaluating candidates for Board service, recommending director nominees for election at annual meetings of shareholders or for appointment to fill vacancies, and recommending the directors to serve on each committee of the Board. The Nomination and Governance Committee is also responsible for periodically reviewing and making recommendations to the Board regarding corporate governance policies and responses to shareholder proposals. A copy of the Nomination and Governance Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Nomination and Governance Committee did not meet during 2014.

The Nomination and Governance Committee strives to identify and attract director nominees of personal integrity whose diversity of business background and experience will represent the interests of all shareholders. The Nomination and Governance Committee has not established any policy regarding specific minimum qualifications that must be met by a director nominee. However, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the deliberations. The Nomination and Governance Committee evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

The Nomination and Governance Committee will consider candidates for nomination to the Board from any reasonable source, including shareholder recommendations. The Nomination and Governance Committee does not evaluate candidates differently based on the source of the proposal. The Nomination and Governance Committee has not, and has no present intention to, use consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Nomination and Governance Committee by writing to its chairman in care of the Company’s headquarters in Fort Worth, Texas, giving the candidate's name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Nomination and Governance Committee has not implemented any formal procedures for consideration of director nominees submitted by shareholders of the Company. The Nomination and Governance Committee has not received any recommendations of nominees for election to the Board at the 2015 Annual Meeting from any person or group beneficially owning more than five percent of the Common Stock.

Compensation Committee. Jim W. Henderson currently serves as chairman of the Compensation Committee. The Compensation Committee reviews, evaluates and recommends to the Board compensation policies of the Company with respect to directors, executive officers and senior management. The Compensation Committee also administers the 2005 LTIP and, if approved by shareholders, will administer the 2015 LTIP. A copy of the Compensation Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Compensation Committee met twice during 2014.

The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant stock options and other equity awards under the 2005 LTIP and, if approved by shareholders, will have the authority to grant similar awards under the 2015 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Attendance at Meetings

The Board held four meetings during 2014. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served. The Company has no formal policy with respect to the attendance of Board members at the Annual Meeting, but encourages all incumbent directors and all director nominees to attend each annual meeting of shareholders. Three of the four incumbent directors attended the Company’s last annual meeting of shareholders held on May 30, 2014.

Compensation of Directors in 2014 Fiscal Year

The Company’s standard compensation arrangement for each non-employee director is currently a $30,000 annual retainer plus a fee of $1,500 for each Board meeting attended in person or telephonically and a fee of $750 for each committee meeting attended in person or telephonically. The chairman of the Audit Committee also receives an additional $7,500 annual retainer. No other cash compensation was paid to any non-employee director during 2014. The Compensation Committee also periodically grants stock options to the directors of the Company. However, no stock options were granted to any of the non-employee directors of the Company during 2014.

The following table sets forth information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Scott T. Berlin	42,750	—	[1]	—	42,750
James H. Graves	50,250	—	[1]	—	50,250
Jim W. Henderson	42,750	—	[1]	—	42,750

[1]	As of December 31, 2013, exercisable options to purchase 30,000, 30,000 and 15,000 shares of Common Stock were outstanding to Messrs. Berlin, Graves and Henderson, respectively.

Shareholder Communications

The Board believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board, either generally or in care of the Executive Chairman, will be forwarded to members of the Board without screening. Any shareholder communication to the Board should be addressed in care of the Executive Chairman and transmitted to the Company's headquarters in Fort Worth, Texas. In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified directors. The Executive Chairman will circulate all such correspondence to the appropriate directors.

EXECUTIVE OFFICERS

The following persons are currently the only executive officers of the Company:

Name	Age	Position(s) with the Company

Mark E. Schwarz	54	Executive Chairman and Director

Naveen Anand	48	President and Chief Executive Officer

Kevin T. Kasitz	52	Executive Vice President and President of Standard Commercial

Jeffrey R. Passmore	47	Senior Vice President and Chief Accounting Officer

Each executive officer serves at the will of the Board. No executive officer was selected on the basis of any special arrangement or understanding with any other person. No executive officer bears any family relationship to any other executive officer or to any director or nominee for director of the Company. No director, nominee for director or executive officer of the Company has been involved in any legal proceedings that would be material to an evaluation of the management of the Company. Information concerning the business experience of Mark E. Schwarz is provided under Election of Directors.

Naveen Anand became President and Chief Executive Officer of the Company in September, 2014. Mr. Anand was an executive with Torus Insurance Holdings Limited from 2009 to 2013, serving first as the Global Chief Operating Officer for Torus Group before being promoted to Chief Executive Officer of Torus Americas. Previously, Mr. Anand was employed by CNA Financial Corporation where he served as Vice President from 2002 to 2005, as Senior Vice President and President of the Central Region from 2005 to 2006, as Senior Vice President and President and Chief Underwriting Officer for Commercial Insurance from 2006 to 2009, and as Chairman and President of CNA Claim Plus from 2008 to 2009. From 1988 to 2002, he was employed by Chubb Group of Insurance Companies where he began in the commercial underwriting department, was promoted to Regional Underwriting Manager in 1993, became Assistant Vice President for Commercial Lines in 1995, and rose to Vice President for Commercial Lines, New York Zone, in 1998. Mr. Anand began his insurance career in 1987 as a trainee underwriter with St. Paul Insurance Companies.

Kevin T. Kasitz was named an Executive Vice President of the Company effective April, 2006, and served as Chief Operating Officer from December, 2006 until December, 2014 when the position was eliminated. He has also served as the President of the Standard Commercial business unit, a functional division of the Company handling standard lines commercial insurance, since April, 2003. Prior to joining the Company, Mr. Kasitz had since 1991 been employed by Benfield Blanch Inc., a reinsurance intermediary, where he served as a Senior Vice President in the Program Services division (2000 to 2003) and Alternative Distribution division (1999 to 2000), a Vice President in the Alternative Distribution division (1994 to 1999) and a Manager in the Wholesale Insurance Services division (1991 to 1994). From 1989 to 1991, he was a personal lines underwriter for Continental Insurance Company and from 1986 to 1989 was an internal auditor for National County Mutual Insurance Company, a regional non-standard automobile insurer.

Jeffrey R. Passmore has served as Senior Vice President and Chief Accounting Officer of the Company since June, 2003, and previously served as Vice President of Business Development for the Company. Prior to joining the Company in November, 2002, Mr. Passmore had since 2000 served as Vice President and Controller of Benfield Blanch, Inc. and its predecessor E.W. Blanch Holdings, Inc., a reinsurance intermediary. From 1998 to 1999, he served E.W. Blanch Holdings, Inc. as Assistant Vice President of Financial Reporting. From 1994 to 1998, he was a senior financial analyst with TIG Holdings, Inc., a property/casualty insurance holding company. Mr. Passmore began his career as an accountant for Gulf Insurance Group from 1990 to 1993. Mr. Passmore is a certified public accountant licensed in Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee. The Company’s Compensation Committee reviews, evaluates and recommends to the Board compensation policies with respect to directors, executive officers and senior management of the Company. The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant stock options and other equity awards under the 2005 LTIP and, if approved by shareholders, will have the authority to grant similar awards under the 2015 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Compensation Objectives and Components. The compensation policies of the Company are intended to reinforce the Company’s annual and long-term performance objectives, reward and encourage quality performance, and assist the Company in attracting, retaining and motivating executive officers and other senior management with exceptional leadership abilities. Consistent with these objectives, the Compensation Committee has established a compensation program consisting primarily of base salary, annual bonus and equity compensation. These components of compensation are intended to reward performance, responsibility, initiative and teamwork in developing and implementing the Company’s strategic goals.

The Compensation Committee believes that competitive base salaries are a prerequisite to attracting and retaining a qualified and motivated leadership team. Annual bonuses are primarily intended to encourage performance which contributes to achieving annual and other near-term corporate objectives. Equity compensation, generally in the form of stock options or restricted stock units, is primarily intended to align the financial interests of management and directors with those of other shareholders and thereby provide incentives for achieving long-term growth in the value of the Company. The Compensation Committee strives for an appropriate balance among the elements of compensation but has not established any formula or policy for the allocation of total compensation among the base salary, annual bonus and equity compensation components. Although the Company endeavors to provide a total compensation package for its executive officers and senior management which is competitive in its segment of the insurance industry, the Compensation Committee has not engaged in any benchmarking of total compensation or any component of compensation.

Determination of Compensation. Base salaries of the Company’s executive officers and senior management are determined based on factors including scope of responsibilities, level of experience, contributions to the achievement of business objectives, leadership skills and overall management effectiveness. Base salaries are generally intended to be competitive with those offered in the markets in which the Company competes for executive talent. However, the overall assessment is primarily subjective, reflecting the level of responsibility and personal performance of the individual executive.

The Compensation Committee evaluates the propriety of discretionary annual bonuses primarily on the basis of the Company’s financial performance and the job performance of each executive officer, including characteristics of cooperation, positive attitude and teamwork in achieving corporate goals. The primary measure of the Company’s financial performance used in determining any discretionary annual bonuses is business unit and/or consolidated pre-tax income as compared to the annual budget. The Compensation Committee retains and exercises discretion with respect to whether any annual bonus is paid to a particular executive officer and, if so, the ultimate amount of such annual bonus.

The Compensation Committee believes that periodically awarding equity compensation to the executive officers and other senior management promotes the Company’s long-term performance by aligning the officers’ economic interests with shareholder value. The amounts of stock option or restricted stock units awarded are based on various subjective factors primarily relating to the responsibilities of the officer and his past and expected future contributions to the growth and profitability of the Company. During fiscal 2014, the Compensation Committee did not award any stock options to any of the executive officers of the Company. During fiscal 2014, the Compensation Committee granted an aggregate of 72,878 restricted stock units to the current executive officers of the Company. One grant provided that the restricted stock units would vest and shares of the common stock become issuable on March 31, 2018, and all other grants provided that the restricted stock units would vest and shares of the common stock become issuable on March 31, 2017, in each case if and to the extent that the compound average annual growth rate in the book value per share of the Common Stock for the preceding three calendar years had achieved or exceeded certain targets. The total number of shares which may ultimately become issuable with respect to the restricted stock units granted in 2014 to the current executive officers ranges from zero shares, if the compound average annual growth rate in the book value per share of the Common Stock is less than 8% (or 9% with respect to the grant vesting March 31, 2018), to 109,317 shares, if the compound average annual growth rate in the book value per share of the Common Stock is 15% or greater.

Consideration of Shareholder Advisory Vote. At the Company’s 2014 annual meeting of shareholders, an advisory resolution approving the compensation of the Company’s executive officers was favored by approximately 98% of the shares voted. The Compensation Committee has considered these results in determining to continue its current compensation policies. The Compensation Committee believes that its subsequent compensation decisions have been consistent with both its existing compensation policies and the 2014 shareholder advisory vote.

Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code generally imposes a $1.0 million per person annual limit on the amount the Company may deduct as compensation expense for its executive officers. The Compensation Committee has not established any policy precluding the payment of compensation in excess of the amount deductible under IRC Section 162(m). However, the compensation of all executive officers was fully deductible during fiscal 2014, and the Company does not presently anticipate that the compensation of any executive officer will exceed this limit on deductibility for fiscal 2015.

The Company accounts for all equity compensation, including awards under the 2005 LTIP, in accordance with Accounting Standards Codification 718 promulgated by the Financial Accounting Standards Board. Pursuant to these provisions, the grant date fair value of equity compensation is recognized pro rata over the vesting periods of the awards.

Employment Agreements

The Company does not have employment agreements with any of its executive officers.

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2014, 2013 and 2012 concerning the compensation of the Chief Executive Officer, Chief Accounting Officer and every other person who served as an executive officer of the Company at any time during fiscal 2014 (the “Named Executive Officers”). Restricted stock units conditionally granted during 2012 are included in 2013 compensation when amendments to the 2005 LTIP authorizing such awards were approved by the shareholders.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)

Mark E. Schwarz	2014	195,000	—	—	15,785	210,785
Executive Chairman;	2013	195,000	—	—	14,855	209,855
Director	2012	195,000	—	—	12,757	207,757

Naveen Anand[3]	2014	164,795	103,000	415,001	—	682,796
President;	2013	—	—	—	—	—
Chief Executive Officer	2012	—	—	—	—	—

Kevin T. Kasitz	2014	279,150	108,150	88,000	16,569	491,869
Executive Vice President;	2013	270,000	—	69,184	17,054	356,238
President of Standard	2012	265,000	—	—	15,970	280,970
Commercial

Jeffrey R. Passmore	2014	191,950	76,891	42,560	15,510	326,911
Senior Vice President;	2013	188,000	—	33,989	16,078	238,067
Chief Accounting Officer	2012	186,000	—	—	14,483	200,483

Mark J. Morrison[4]	2014	302,525	—	192,001	146,043	640,569
	2013	400,000	—	156,639	12,905	569,544
	2012	400,000	—	—	14,246	414,246

[1]	Reflects the fair value of each restricted stock unit award estimated on the date of grant based on the probable outcome of certain performance conditions. These performance conditions are described in footnote 2 to Grants of Plan-Based Awards in 2014 Fiscal Year. Assumptions used in calculating the grant date fair value are included in Note 13 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2014. Assuming that the highest level of performance conditions will be achieved, the grant date fair value of the awards would be (i) $750,002 for Mr. Anand’s 2014 award; (ii) $206,251 and $438,426 for Mr. Kasitz’s 2014 and 2013 awards, respectively; (iii) $99,749 and $215,404 for Mr. Passmore’s 2014 and 2013 awards, respectively; and (iv) $450,001 and $992,648 for Mr. Morrison’s 2014 and 2013 awards, respectively. All restricted stock units granted to Mr. Morrison lapsed upon the termination of his employment.

[2]	Represents the employee portion of life, disability and health insurance premiums paid by the Company and the Company’s matching contributions to employee 401(k) accounts. The Company matched $0.33 for each dollar of employee contribution to the 401(k) plan up to 6% of annual salary, in each case which becomes fully vested after three years of eligible employment. With respect to Mr. Morrison, also includes amounts paid pursuant to a severance package.

[3]	Mr. Anand became President and Chief Executive Officer of the Company on September 8, 2014.

[4]	Mr. Morrison served as President and Chief Executive Officer of the Company until September 8, 2014, and thereafter as Senior Executive Vice President of the Company until September 25, 2014.

Grants of Plan-Based Awards in 2014 Fiscal Year

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2014, consisting solely of restricted stock units awarded under the 2005 LTIP.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)[1]	Target (#)[1]	Maximum (#)[1]	Grant Date Fair Value[2]

Mark E. Schwarz	—	—	—	—	—

Naveen Anand	09/08/2014	25,880	51,760	77,640	415,001

Kevin T. Kasitz	09/08/2014	7,117	14,234	21,351	88,000

Jeffrey R. Passmore	09/08/2014	3,442	6,884	10,326	42,560

Mark J. Morrison[3]	09/08/2014	15,753	31,056	46,584	192,001

[1]	“Target” represents the number of restricted stock units awarded. Each restricted stock unit represents the right to receive shares of common stock upon satisfaction of vesting requirements and performance criteria. The award granted to Mr. Anand vests on March 31, 2018, is subject to performance criteria based on the compound average annual growth rate ("CAGR") in book value per share from January 1, 2015 to December 31, 2017, and earns a percentage of a share of common stock per restricted stock unit, as follows: (i) CAGR less than 9% earns 0%; (ii) 9% CAGR earns 50%; (iii) 10% CAGR earns 67%; (iv) 11% CAGR earns 83%; (v) 12% CAGR earns 100%; (vi) 13% CAGR earns 117% shares; (vii) 14% CAGR earns 133%; and (viii) 15% or greater CAGR earns 150%. All other awards vest on March 31, 2017, are subject to performance criteria based on the CAGR in book value per share from January 1, 2014 to December 31, 2016, and earn a percentage of a share of common stock per restricted stock unit, as follows: (i) CAGR less than 8% earns 0%; (ii) 8% CAGR earns 50%; (iii) 9% CAGR earns 64%; (iv) 10% CAGR earns 79%; (v) 11% CAGR earns 93%; (vi) 12% CAGR earns 107% shares; (vii) 13% CAGR earns 122%; (viii) 14% CAGR earns 136%; and (ix) 15% or greater CAGR earns 150%.

[2]	Reflects the fair value of each restricted stock unit estimated on the grant date based on the probable outcome of the performance conditions.

[3]	Restricted stock units granted to Mr. Morrison lapsed upon the termination of his employment.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information concerning all equity awards to the Named Executive Officers which were outstanding as of December 31, 2014, consisting of unexercised stock options and unvested restricted stock units granted under the 2005 LTIP.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option	Option		Number of Unearned Shares Underlying Restricted Stock Units	Market Value of Unearned Shares Underlying Restricted Stock
Name	Exer- cisable (#)	Unexer- cisable (#)[1]	Exercise Price ($)	Expiration Date	Award Date[2]	That Have Not Vested (#)[3]	Units That Have Not Vested ($)[3,4]

Mark E. Schwarz	10,000	—	12.52	05/24/2017	—	—	—
	5,000	—	11.46	05/22/2018
	171,429	28,571	6.61	04/01/2019
	14,157	—	6.99	12/30/2021

Naveen Anand	—	—	—	—	09/08/2014	25,880	312,889

Kevin T. Kasitz	16,667	—	7.14	05/27/2015	07/27/2012	8,365	101,133
	16,667	—	11.34	05/25/2016	04/10/2013	7,520	90,917
	75,000	—	12.52	05/24/2017	09/08/2014	7,117	86,045
	37,500	—	11.46	05/22/2018
	47,143	7,857	6.61	04/01/2019

Jeffrey R. Passmore	8,333	—	7.14	05/27/2015	07/27/2012	4,110	49,690
	8,333	—	11.34	05/25/2016	04/10/2013	3,695	44,673
	50,000	—	12.52	05/24/2017	09/08/2014	3,442	41,614
	25,000	—	11.46	05/22/2018
	30,000	5,000	6.61	04/01/2019

Mark J. Morrison[5]	—	—	—	—	—	—	—

[1]	Options expiring April 1, 2019, vest in seven equal annual installments commencing April 1, 2010.

[2]	Restricted stock units conditionally awarded July 27, 2012, vest on March 31, 2015. Restricted stock units conditionally awarded April 10, 2013, vest on March 31, 2016. Except for Mr. Anand, restricted stock units awarded on September 8, 2014, vest on March 31, 2017. For Mr. Anand, restricted stock units awarded on September 8, 2014, vest March 31, 2018.

[3]	Based on achieving the threshold performance criteria.

[4]	Based on the closing market price of the Company’s common stock of $12.09 on December 31, 2014.

[5]	Restricted stock units granted to Mr. Morrison lapsed upon the termination of his employment. Unexercised stock options held by Mr. Morrison lapsed on December 25, 2014.

Option Exercises and Stock Vesting in 2014 Fiscal Year

No restricted stock, restricted stock units or similar instruments held by the Named Executive Officers vested during the fiscal year ended December 31, 2014. The following table sets forth information concerning exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 2014.

Name	Number of shares acquired On exercise (#)	Value realized On exercise ($)

Mark E. Schwarz	—	—

Naveen Anand	—	—

Kevin T. Kasitz	—	—

Jeffrey R. Passmore	—	—

Mark J. Morrison	121,671	349,852

Equity Compensation Plan Information

The following table sets forth information regarding shares of the Common Stock authorized for issuance under the Company’s equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)][1]
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,062,134	$9.51	358,850

Equity compensation plans not approved by security holders	—	—	—

Total	1,062,134	$9.51	358,850

[1]	Securities remaining available for future issuance are net of a maximum of 427,824 shares of common stock issuable pursuant to outstanding restricted stock units, subject to applicable vesting requirements and performance criteria.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Jim W. Henderson (chairman)

Scott T. Berlin

James H. Graves

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Henderson, Berlin and Graves comprised the Compensation Committee during fiscal 2014. Messrs. Henderson, Berlin and Graves have never been officers or employees of the Company. During fiscal 2014, no executive officer of the Company served on the board of directors or compensation committee of any other entity any of whose executive officers served on the Board or Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Executive Chairman of the Company, Mark E. Schwarz, is the sole trustee of the Schwarz 2012 Family Trust (“Schwarz Trust”), which entity is the sole shareholder of NCM Services, Inc. (“NCMS”), which entity is the sole member of Newcastle Capital Group, L.L.C. (“NCG”), which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Partners, L.P. (“Newcastle Fund”). As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of Common Stock beneficially owned by NCMS, NCM and the Newcastle Fund, which collectively are the largest holders of the Common Stock of the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Also as a result of these relationships, the Company, Mr. Schwarz, NCG, NCM and the Newcastle Fund may be deemed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to their respective investments in Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants in which Mr. Schwarz serves as Chairman of the board of directors. The Company owns an aggregate of 1,030,629 shares of the common stock of Rave Restaurant Group which it purchased in the open market at an average price of $1.56 per share. As of December 31, 2014, the Company held approximately 10.9% of the total outstanding shares of the common stock of Rave Restaurant Group. The Company has no other financial transactions, arrangements or relationships with Rave Restaurant Group.

CODE OF ETHICS

The Board has adopted a Code of Ethics applicable to all of the Company’s employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on the Company’s website at www.hallmarkgrp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that all such reports were timely filed during and with respect to the fiscal year ended December 31, 2014, except that (a) each of the Named Executive Officers except Mr. Schwarz was one day late filing a Form 4 reporting the grant of restricted stock units, and (b) Mr. Graves was late filing one Form 4 reporting a single transaction.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by (i) the Company’s current executive officers, (ii) each current director and nominee for director of the Company, (iii) all current executive officers and current directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock. Except as otherwise indicated, (a) the persons identified in the table have sole voting and dispositive power with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) the current directors and executive officers have not pledged any of such shares as security.

Shareholder	No. of Shares Beneficially Owned	Percent of Class Beneficially Owned

Mark E. Schwarz[1]	5,184,301	26.6

Naveen Anand	50,000	*

Kevin T. Kasitz[2]	219,403	1.1

Jeffrey R. Passmore[3]	121,666	*

Scott T. Berlin[4]	40,000	*

James H. Graves[4]	44,638	*

Jim W. Henderson[5]	38,000	*

All current executive officers and directors, as a group (7 persons)[6]	5,698,008	28.7

Newcastle group[7]	5,190,132	26.7

Newcastle Partners, L.P.[8]	3,730,432	19.4

Cove Street Capital, LLC [9]	1,204,654	6.3

Dimensional Fund Advisors LP10	1,399,279	7.3

The Killen Group, Inc. [11]	1,719,860	8.9

*	Represents less than 1%.

[1]	Includes 130,805 shares owned by Mr. Schwarz, 949,702 shares owned by NCMS, 172,776 shares owned by NCM and 3,730,432 shares owned by the Newcastle Fund. (See Certain Relationships and Transactions and Note 8, below.) Also includes 200,586 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable on or within 60 days after the Record Date.

[2]	Includes 176,310 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[3]	Includes 121,666 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[4]	Includes 30,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[5]	Includes 15,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[6]	Includes 573,562 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[7]	Consists of Mark E. Schwarz, NCMS, NCM, the Newcastle Fund and Clinton J. Coleman, who may be deemed a “group” under Section 13(d)(3) of the Securities Exchange Act. (See Certain Relationships and Transaction and Note 1, above.)

[8]	Does not include shares directly owned by Mark E. Schwarz, NCMS or NCM. (See Certain Relationships and Transaction and Note 1, above.)

[9]	Per Schedule 13G/A filed February 13, 2015. The address of Cove Street Capital, LLC is 2101 E. El Segundo Boulevard, Suite 301, El Segundo, California 90245.

[10]	Per Schedule 13G/A filed February 5, 2015, includes 44,418 shares over which Dimensional Fund Advisors LP has no voting power. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

[11]	Per Schedule 13G/A filed February 12, 2015, includes 150,284 shares over which The Killen Group, Inc. has no voting power. The address of The Killen Group, Inc. is 1189 Lancaster Avenue, Berwyn, Pennsylvania 19312.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board in accordance with applicable rules of the SEC and Nasdaq. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.hallmarkgrp.com.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is authorized to retain outside counsel, auditors or other experts for this purpose. Subject to any action that may be taken by the full Board, the Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accountants.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The role of the Audit Committee is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communication with Audit Committees. The Audit Committee received from the independent registered public accountants the written disclosures regarding independence required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accountants their independence.

Based on the Audit Committee's review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014.

Respectfully submitted by the Audit Committee:
James H. Graves (chairman)
Scott T. Berlin
Jim W. Henderson

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2015 fiscal year. E&Y also reported on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013. Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

The following table presents fees for professional services rendered by E&Y for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, as well as fees billed for other services rendered by E&Y during each period.

	Fiscal 2014	Fiscal 2013

Audit Fees[1]	$1,230,829	$1,121,957

Audit-Related Fees	—	—

Tax Fees[2]	$12,000	$11,950

All Other Fees[3]	$2,035	$2,035

[1]	Reflects fees for audit services attributable to the indicated fiscal year, a portion of which fees were paid in the subsequent fiscal year. For fiscal 2014, a portion of audit fees pertained to review of a Form S-3 registration statement.

[2]	Tax fees in fiscal 2014 and 2013 pertained to services in connection with the review of the Company’s tax return for the prior fiscal.

[3]	All other fees in fiscal 2014 and 2013 pertained primarily to subscription to E&Y’s online accounting research tool year.

The Audit Committee has pre-approved the retention of E&Y to perform audit and non-audit services in an amount up to $5,000, provided that (i) the chairman of the Audit Committee is notified of each such retention within 48 hours, and (ii) the annual aggregate of such pre-approved services does not exceed $15,000. The current policy of the Audit Committee is to review and approve all other proposed audit and non-audit services prior to the engagement of independent registered public accountants to perform such services. Review and approval of such services generally occur at the Audit Committee’s regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2014 and 2013, all pre-approved audit and non-audit services performed by E&Y were in accordance with the policies and procedures established by the Audit Committee and all other audit and non-audit services performed by the Company’s independent registered public accountants were approved in advance by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Any shareholder desiring to submit a proposal for inclusion in the proxy material relating to the 2016 annual meeting of shareholders must do so in writing. The proposal must be received at the Company's principal executive offices by January 9, 2016. In addition, with respect to any matter proposed by a shareholder at the 2016 annual meeting but not included in the Company's proxy materials, the proxy holders designated by the Company may exercise discretionary voting authority if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by March 24, 2016.

By Order of the Board of Directors,

/s/ CECIL R. WISE

Cecil R. Wise, Secretary

May 8, 2015

Fort Worth, Texas

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

HALLMARK FINANCIAL SERVICES, INC.

TO BE HELD MAY 29, 2015

The undersigned hereby appoints Mark E. Schwarz, Naveen Anand and Kevin T. Kasitz, and each of them individually, as the lawful agents and Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Hallmark Financial Services, Inc. held of record by the undersigned as of April 2, 2015, at the Annual Meeting of Shareholders to be held on May 29, 2015, or at any adjournment thereof. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxies may do by virtue hereof.

1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority to vote for any nominee, mark the space beside the nominee's name with an "X".

Mark E. Schwarz _____	Scott T. Berlin _____	James H. Graves _____	Jim W. Henderson _____

2.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVAL OF 2015 LONG TERM INCENTIVE PLAN:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	OTHER BUSINESS: In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS PROPOSED IN ITEM 1, FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION AND FOR THE APPROVAL OF THE 2015 LONG TERM INCENTIVE PLAN.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: ______________________, 2015
Signature

Title

Signature, if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐

EXHIBIT A

Hallmark Financial Services, Inc.
2015 Long Term Incentive Plan

(To be Submitted to Shareholders May 29, 2015)

Section 1              Purpose

HALLMARK FINANCIAL SERVICES, INC. (the “Corporation”) establishes this 2015 LONG TERM INCENTIVE PLAN (the “2015 LTIP”) to:

(a)          attract and retain key executive and managerial employees;

(b)          motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

(c)          attract and retain well-qualified individuals to serve as members of the Corporation's Board of Directors (the “Board”);

(d)          provide incentive compensation opportunities that are competitive with those of other corporations; and

(e)          further identify the interests of directors and eligible employees with those of the Corporation's other stockholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation's equity and enhancement of long-term stockholder return.

Section 2              Scope

Awards under the 2015 LTIP may be granted in the form of (a) incentive stock options (“incentive stock options”) as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) non-qualified stock options (“non-qualified options”) (unless otherwise indicated, references in the 2015 LTIP to “options” include incentive stock options and non-qualified options), (c) shares of the Common Stock of the Corporation (the “Common Stock”) that are restricted as provided in Section 12 hereof (“restricted shares”), or (d) units representing the right to receive shares of the Common Stock as provided in Section 13 hereof (“restricted stock units”). Stock appreciation rights (“rights”) may accompany options. Rights may also be granted without accompanying options. The maximum aggregate number of shares of Common Stock with respect to which options, restricted shares, restricted stock units, and rights granted without accompanying options may be granted from time to time under the 2015 LTIP shall be 2,000,000 shares (subject to adjustment as described in Section 16 hereof). Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares or authorized and issued shares reacquired and held in the treasury of the Corporation, as the Board shall from time to time determine. If for any reason (other than the surrender of options or Deemed Options (as defined in Section 9(b)) upon exercise of rights as provided in Section 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any shares cease to be issuable with respect to restricted stock units, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or which relate to such restricted shares or restricted stock units, shall become available for subsequent awards under the 2015 LTIP.

Section 3              Effective Date

The 2015 LTIP shall become effective on the calendar day immediately following the date the 2015 LTIP is approved by the stockholders of the Corporation. If the stockholders of the Corporation approve the 2015 LTIP, it shall terminate on the tenth anniversary of its effective date.

Section 4              Administration

(a)           The 2015 LTIP shall be administered, construed and interpreted solely by the Compensation Committee, or any successor thereto, of the Board (the “Committee”). The Committee shall consist of two or more directors. Unless otherwise determined by the Board, each member of the Compensation Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(b)          Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee shall have plenary authority in its sole discretion, and subject to the express provisions of the 2015 LTIP, to grant options, to determine the purchase price of the Common Stock covered by each option (the “exercise price”), the term of each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; to grant rights without accompanying options; to determine the employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option corresponding thereto; to grant restricted shares and to determine the term of the restricted period and other conditions applicable to such restricted shares, the employees to whom and the time or times at which restricted shares shall be granted and the number of restricted shares to be covered by each grant; to grant restricted stock units and to determine the period of continued employment prior to the vesting of all or any portion of the restricted stock units (the “vesting period”), any criteria pertaining to the performance of the Corporation or any of its subsidiaries, divisions or business units which may be a condition to the issuance of shares attributable to all or any portion of restricted stock units (“performance criteria”), and any other conditions applicable to such restricted stock units; to determine the employees to whom and the time or times at which restricted stock units shall be granted and the number of shares (or formula for determining the number of shares) of Common Stock to be covered by each grant; to interpret the 2015 LTIP; to prescribe, amend and rescind rules and regulations relating to the 2015 LTIP; to determine the terms and provisions of the option, right, restricted share and restricted stock unit agreements entered into in connection with awards under the 2015 LTIP; to prepare and distribute in such manner as the Committee determines to be appropriate information concerning the 2015 LTIP; and to make all other determinations deemed necessary or advisable for the administration of the 2015 LTIP. The Committee may delegate to one (1) or more of its members or to one (1) or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 2015 LTIP; provided, however, that the Committee shall not delegate its authority to construe and interpret the 2015 LTIP, to determine which employees may participate in the 2015 LTIP, or its authority to make grants of options, restricted shares, restricted stock units and rights or any authority which pertains to awards granted to persons subject to Section 16(b) of the 1934 Act or Section 162(m) of the Code.

Hallmark 2015 Long Term Incentive Plan	Page 2

(c)          Subject to the express provisions of Rule 16b-3 promulgated under the 1934 Act and Treasury regulation §1.162-27, the Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member) and advise the Board of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board, shall not be responsible for any such action or failure to act.

(d)          The Corporation shall pay all usual and reasonable expenses of the Committee, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 2015 LTIP or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Committee against all loss, cost, expenses or damages occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the 2015 LTIP, consistent with the Corporation's articles of incorporation and bylaws.

(e)          Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Committee may grant to an employee who has been granted an award under the 2015 LTIP or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Committee may deem appropriate and consistent with the provisions of the 2015 LTIP.

Hallmark 2015 Long Term Incentive Plan	Page 3

(f)          At any time that a member of the Committee is not a “qualified member,” which shall mean a member who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and (ii) an “outside director” within the meaning of Treasury regulation §1.162-27, any action of the Committee relating to an award granted or to be granted to an employee who is then subject to Section 16 of the 1934 Act in respect of the Corporation, or relating to an award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more qualified members, or (B) by the Committee but with each such member who is not a qualified member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more qualified members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-qualified member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons.

(g)          Notwithstanding the powers of the Committee set forth in this Section 4, no award may be repriced, replaced, regranted through cancellation, or modified without approval of the Corporation's stockholders (except in connection with a change in the Corporation's capitalization as described in Section 16) if the effect would be to reduce the exercise price for the shares of Common Stock underlying such award.

Section 5              Eligibility Factors To Be Considered in Granting Awards

(a)          Awards shall be granted only to persons who are employees of the Corporation or one (1) or more of its subsidiaries (as defined below) or directors of the Corporation who are not employees of the Corporation (“non-employee directors”). In determining the individuals to whom awards shall be granted, the number of shares of Common Stock with respect to which each award shall be granted, and the terms and conditions of each award, the Committee shall take into account the nature of the individual's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2015 LTIP.

(b)          For purposes of the 2015 LTIP, the term “subsidiary” means any corporation (other than the Corporation) or other entity of which the Corporation owns, directly or indirectly, a majority of the voting power of the voting equity securities or equity interest.

(c)          Unless a different meaning is indicated or required by the context and except in the case of application of Section 10, the term “employee” as used in the Plan shall include a non-employee director of the Corporation, and the term “employed” or “employment” shall include service by a non-employee director as a member of the Board.

Hallmark 2015 Long Term Incentive Plan	Page 4

Section 6              Option Price; Fair Market Value

The per share exercise price of each option for shares of Common Stock shall be determined by the Committee, but shall not in any event be less than the Fair Market Value per Share on the date the option is granted. For purposes of the 2015 LTIP, the term “Fair Market Value per Share” as of any date shall mean for shares of Common Stock with respect to which restricted shares, restricted stock units, options and rights shall be granted, the closing price of the Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc Automated Quotation System (“NASDAQ”), or if the Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if the Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board, or if no such market maker is making a market in the Common Stock, the fair value of the Common Stock as determined in good faith by the Board; provided, however, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in Section 16 hereof. The Committee shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided that the employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

Section 7              Term of Options

The term of each option granted under the 2015 LTIP shall be as the Committee shall determine, but in no event shall any option have a term of more than 10 years from the date of grant, subject to earlier termination as provided in Sections 14 and 15 hereof. If the holder of an incentive stock option owns, at the time the incentive stock option is granted, stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

Section 8              Exercise of Options

(a)          Subject to the provisions of the 2015 LTIP and unless otherwise provided in the option agreement, an option granted under the 2015 LTIP shall become 100% vested at the earliest of (i) the employee's retirement from employment at or after Retirement Age (as defined in Section 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 21 hereof). Prior to becoming 100% vested, each option shall become exercisable in such cumulative installments and upon such events as the Committee may determine in its sole discretion. The Committee may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

Hallmark 2015 Long Term Incentive Plan	Page 5

(b)          An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at any time as to less than 100 shares (or less than the number of full shares of Common Stock as to which the option is then exercisable, if that number is less than 100 shares).

(c)          At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Committee, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. An option holder may also make payment at the time of exercise of an option, with the approval of the Committee, by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation, that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes; provided, however, that the right to facilitate an option exercise by the use of a broker transaction shall, for individuals subject to Section 16 of the 1934 Act and members of the Board, be available only to the extent allowed pursuant to the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

(d)          Upon the exercise of an option or portion thereof in accordance with the 2015 LTIP, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the Common Stock issued as a result of such exercise.

Section 9              Award and Exercise of Rights

(a)          The Committee may grant a right as a primary right or an additional right in the manner set forth in this Section 9. A right granted in connection with an option must be granted at the time the option is granted. Each right shall be subject to the same terms and conditions as the related option or Deemed Option (as described in Section 9(b)) and shall be exercisable only to the extent the option or Deemed Option is exercisable.

Hallmark 2015 Long Term Incentive Plan	Page 6

(b)          The Committee may award a primary right either alone or in connection with any option granted under the 2015 LTIP. Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this Section 9 to have been accompanied by an option (a “Deemed Option”). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Committee shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Committee, may include any additional terms and conditions that at such time are permitted, to be included in options granted under the 2015 LTIP. A primary right shall entitle the employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the employee determines to surrender) and to receive in exchange, subject to the provisions of the 2015 LTIP and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by (ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this Section is referred to as the “exercise of a primary right.” Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the employee. Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to Section 18 hereof, no payment will be required from the employee upon exercise of a primary right.

(c)          The Committee may award an additional right in connection with any option granted under the 2015 LTIP. An additional right shall entitle the employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over (y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than 10% and equal to or less than 100%) as determined by the Committee at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Committee at the time of the grant of such additional right. If the Committee specifies no other percentage factor or formula at the time of grant of such additional right, the percentage factor shall be deemed to be 100%. The Committee at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than 100%.

(d)          Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the 2015 LTIP.

(e)          If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to Section 18 hereof, a payment in the amount prescribed by Section 9(b) or Section 9(c), as the case may be, shall be paid to the employee in cash.

Hallmark 2015 Long Term Incentive Plan	Page 7

Section 10            Incentive Stock Options

(a)          The Committee shall designate the employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the 2015 LTIP and shall determine the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to employees of the Corporation or of its corporate subsidiaries, and non-employee directors shall not be eligible to receive awards of incentive stock options. In no event shall the aggregate Fair Market Value Per Share of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

(b)          The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Committee; provided, however, that in no event shall such price be less than 100% of the Fair Market Value Per Share as of the date of grant (or 110% of such Fair Market Value Per Share if the holder of the incentive stock option owns stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any subsidiary).

(c)          Except as provided in Sections 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then an employee of the Corporation or one of its subsidiaries. For this purpose, “subsidiary” shall include an entity that becomes a subsidiary after the grant of an incentive stock option and which subsequently employs the grantee as long as the grantee was, from the date of grant of the incentive stock option until the date of transfer to the new subsidiary, an employee of either the Corporation or a subsidiary of the Corporation.

(d)          In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation shall amend the provisions of the 2015 LTIP, and the Corporation and the employees holding such incentive stock options shall agree to amend outstanding option agreements to conform to such amendments.

Section 11            Transferability of Awards

(a)          The Committee may, in its discretion, permit a holder of an award, other than an incentive stock option, to transfer all or any portion of the award, or authorize all or a portion of such award granted to be on terms which permit transfer by such holder; provided that, in either case, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the original holder of the award (the “original holder”), any person sharing the original holder's household (other than a tenant or employee of the Corporation), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the original holder) control the management of assets, or any other entity in which these persons (or the original holder) own more than fifty percent of the voting interests (collectively, “permitted transferees”); provided further that, (i) there may be no consideration for any such transfer and (ii) subsequent transfers of awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder and transfers to other permitted transferees of the original holder.

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(b)          An award may, in the Committee's discretion, be transferred to a permitted transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction only upon delivery to the Corporation of written notice of such transfer and a certified copy of such order.

(c)          Notwithstanding anything to the contrary in this Section 11, an incentive stock option shall not be transferable other than by will or the laws of descent and distribution. Except as expressly permitted by Section 11(a) and Section 11(b), awards shall not be transferable other than by will or the laws of descent and distribution.

(d)          Following the transfer of any award as contemplated by this Section 11, such award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the provisions of the award relating to exercisability shall continue to be applied with respect to the original holder and, following the occurrence of any such events described therein, the award shall be exercisable by the permitted transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased award holder, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(e)          Any award holder desiring to transfer an award as permitted under this Section 11 shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if it may not be made in compliance with all applicable federal, state and foreign securities laws.

(f)          To the extent the issuance to any permitted transferee of any shares of Common Stock issuable pursuant to awards transferred as permitted in this Section 11 is not registered pursuant to an effective registration statement of the Corporation generally covering the shares to be issued pursuant to the 2015 LTIP, the Corporation shall not have any obligation to register the issuance of any such shares of Common Stock to any such transferee.

Section 12            Award and Delivery of Restricted Shares

(a)          At the time an award of restricted shares is made, the Committee shall establish a period or periods of time (each a “Restricted Period”) applicable to such award that shall not be more than 10 years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Committee may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Committee may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the earliest of (i) the employee's retirement from employment at or after Retirement Age (as defined in Section 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 21 hereof).

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(b)          At the time a grant of restricted shares is made to an employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the employee's name but shall be held in custody by the Corporation for such employee's account. The employee shall generally have the rights and privileges of a stockholder as to such restricted shares, including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Committee; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the employee to such restricted shares shall terminate without further obligation on the part of the Corporation if the employee ceases to be an employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Committee may, in its sole discretion, register in the name of an employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the employee's account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall transfer to the Corporation without further action by the employee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 16 hereof.

(c)          Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee's Beneficiary (as defined below). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the employee or the employee's Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate), and (ii) the fraction of a share to which such employee would otherwise be entitled. Subject to Section 18 hereof, no payment will be required from the employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares. An employee's “Beneficiary” is a person or persons (natural or otherwise) designated by such employee, pursuant to a written instrument executed by such employee and filed with the Committee, to receive any benefits payable hereunder in the event of such employee's death.

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Section 13            Award of Restricted Stock Units

(a)          The Committee may make grants of restricted stock units to employees and in each case shall establish as to each award the vesting period, performance criteria (if any) and other terms and conditions to which the restricted stock units are subject. A restricted stock unit shall entitle an employee to receive from the Corporation a share of Common Stock, in all events subject to the vesting period, performance criteria (if any) and other terms and conditions of the award.

(b)          Restricted stock unit awards shall be subject to a minimum vesting period of twelve consecutive months; provided the Committee may provide for accelerated vesting upon (i) the employee's retirement from employment at or after Retirement Age (as defined in Section 14 hereof), or (ii) the employee's death or total and permanent disability (as defined in Section 15 hereof), or (iii) a Change in Control (as defined in Section 21 hereof). The Committee may also, in its sole discretion, accelerate the vesting of any restricted stock unit at any time.

(c)          Restricted stock unit awards may be granted so as to qualify for the performance-based exception under Code Section 162(m).

Section 14            Termination of Employment

(a)          Unless otherwise determined by the Committee, in the event that the employment of an employee to whom an option or right has been granted under the 2015 LTIP shall be terminated (except as set forth in Section 15 hereof), such option or right may, subject to the provisions of the 2015 LTIP, be exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination or, in the case of a non-employee director who ceases to serve as a member of the Board or an employee whose termination results from retirement from employment at or after the attainment of age 65 (the “Retirement Age”), within five (5) years after such cessation of service or termination, but in no event later than the date on which the option or right expires; provided, however, that, unless otherwise determined by the Committee, any option or right held by an employee whose employment is terminated for cause (as determined by the Board in its sole discretion) or an employee who leaves the employ of the Corporation voluntarily shall, to the extent not theretofore exercised, terminate upon the date of termination of employment; and provided further, that (except as set forth in Section 15 hereof) no incentive stock option may be exercised more than three (3) months after the employee's termination of employment.

(b)          Unless otherwise determined by the Committee, if an employee to whom restricted shares have been granted ceases to be an employee of the Corporation or of a subsidiary prior to the end of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability (as defined in Section 15 hereof), or retirement from employment at or after the Retirement Age, the employee shall immediately forfeit all shares then subject to such Restricted Period.

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(c)          Unless otherwise determined by the Committee, if an employee to whom restricted stock units have been awarded ceases to be an employee of the Corporation or of a subsidiary prior to vesting of all such restricted stock units and the satisfaction of any other conditions prescribed by the Committee for any reason other than death, total and permanent disability (as defined in Section 15 hereof), or retirement from employment at or after the Retirement Age, the employee shall immediately forfeit all unvested restricted stock units.

(d)          Awards granted under the 2015 LTIP shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or any subsidiary thereof. Any option, right, restricted share or restricted stock unit agreement, and any rules and regulations relating to the 2015 LTIP, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any award agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 2015 LTIP or in any award granted pursuant to the 2015 LTIP shall confer upon any employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

Section 15            Death or Total and Permanent Disability of Employee

If an employee to whom an option or right has been granted under the 2015 LTIP shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option or right may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total and permanent disability), as set forth herein by the employee, legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time within one (1) year after the date of the employee's death or total and permanent disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if an employee who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such employee under the employee's last will, or the executor of such employee's estate, shall only have the right to exercise such option or right, to the extent that the employee was entitled to do so at the termination of employment, during the period ending one (1) year after the date of the employee's termination of employment by reason of total and permanent disability. For purposes hereof, “total and permanent disability” shall have the meaning set forth in the Corporation's long-term disability policy.

Section 16            Adjustments upon Changes in Capitalization, etc.

Notwithstanding any other provision of the 2015 LTIP, the Committee shall adjust the 2015 LTIP, the number and class of shares available thereunder and any outstanding options, rights, restricted shares or restricted stock units to prevent material dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect to outstanding options, rights, restricted shares and restricted stock units including, in the Committee's discretion, revision of outstanding options, rights, restricted shares and restricted stock units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, restricted shares or restricted stock units shall be eliminated.

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Section 17            Termination and Amendment

The Board shall have the right to amend, suspend or terminate the 2015 LTIP at any time; provided, however, that an amendment shall be subject to stockholder approval if such approval is required to comply with the Code, the rules of any securities exchange or market system on which securities of the Company are listed or admitted to trading at the time such amendment is adopted or any other applicable laws. The Board may delegate to the Committee all or any portion of its authority under this Section 17. If the 2015 LTIP is terminated, the terms of the 2015 LTIP shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, except in the case of adjustments made pursuant to Section 16 hereof, no suspension, termination, modification or amendment of the 2015 LTIP may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

Section 18            Withholding Tax

(a)          The Corporation shall have the right to deduct from all amounts paid in cash under the 2015 LTIP in consequence of the exercise of an option or right any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the 2015 LTIP, or the vesting of a restricted stock unit, the Corporation shall have the right to require the employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

(b)          Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the employee under Section 83(b) of the Code, or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

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Section 19            Written Agreements

Each award of options, rights, restricted shares or restricted stock units shall be evidenced by a written agreement, executed by the employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

Section 20            Effect on Other Stock Plans

The adoption of the 2015 LTIP shall have no effect on awards made or to be made pursuant to other plans covering employees of the Corporation or its subsidiaries, or any predecessors or successors thereto.

Section 21            Change in Control

(a)          For purposes of this 2015 LTIP, the phrase “Change in Control” means a change in ownership or control of the Corporation effected through any of the following means:

(i)          a merger or consolidation of the Corporation with or into another entity, or the exchange of securities (other than a merger or consolidation) by the holders of the voting securities of the Corporation and the holders of voting securities of any other entity, in either case in which the stockholders of the Corporation immediately before the transaction do not own 50% or more of the combined voting power of the voting securities of the surviving entity or its parent immediately after the transaction;

(ii)         any merger in which the Corporation is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger;

(iii)        the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation;

(iv)        the acquisition, at any time after the date hereof, by any “person” or “group” of “beneficial ownership” (as each such term is used in Regulation 13D promulgated under the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made to the Corporation's stockholders the acceptance of which the Board has not recommended; or

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(v)         a change in the composition of the Board such that individuals who on the day immediately following the effective date of the 2015 LTIP (the “Determination Date”) constitute the members of the Board and any new director, whose election to the Board or nomination for election to the Board by the Corporation's stockholders was approved by a vote of at least a majority of the directors then in office who either were directors at the Determination Date or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(b)          Upon the occurrence of a Change in Control, with respect only to awards held by individuals who are employees or directors of the Corporation (and their permitted transferees pursuant to Section 11) at the occurrence of the Change in Control, (i) all outstanding rights and options shall immediately become fully vested and exercisable in full, including that portion of any right or option that pursuant to the terms and provisions of the applicable award agreement had not yet become exercisable (the total number of shares of Common Stock to which a right or an option relates is referred to herein as the “Total Shares”); (ii) the Restricted Period of any restricted shares shall immediately be accelerated and the restrictions shall expire; and (iii) all restricted stock units shall immediately be fully vested. Nothing in this Section 21(b) shall impose on a holder the obligation to exercise any award immediately before or upon the Change of Control, nor shall the holder forfeit the right to exercise the award during the remainder of the original term of the award because of a Change in Control or because the holder's employment is terminated for any reason following a Change in Control.

(c)          The Corporation shall attempt to keep all holders informed with respect to any Change in Control to the same extent that the Corporation informs its stockholders of any such event.

Section 22            Headings

Headings in this 2015 LTIP are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

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